FREE WRITING PROSPECTUS SUPPLEMENT


                                   CWMBS, INC.
                                    Depositor

                          [COUNTRYWIDE HOME LOANS LOGO]
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                  CHL Mortgage Pass-Through Trust Certificates
                              (Issuable in Series)
                          Distributions payable monthly



---------------------
Consider carefully       The Trusts
the risk factors
beginning on page        Each CHL Mortgage Pass-Through Trust will be
S-7 in this free         established to hold assets transferred to it by CWMBS,
writing prospectus       Inc. The assets in each CHL Mortgage Pass-Through Trust
supplement and on        will be specified in the prospectus supplement for the
page 2 in the            particular issuing entity and will generally consist of
accompanying             first lien mortgage loans secured by one- to
prospectus attached      four-family residential properties. The mortgage loans
hereto as Exhibit A.     will have been purchased by the depositor, either
---------------------    directly or through affiliates, from one or more
                         mortgage loan sellers. The mortgage loans will be master serviced by Countrywide Home Loans Servicing LP.

                         The Certificates

                         CWMBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets of the related CHL Mortgage Pass-Through Trust. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.



The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-131662. Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.


June 1, 2006

                                Table of Contents


Free Writing Prospectus Supplement               Page
----------------------------------               ----

Summary...........................................S-3

Risk Factors......................................S-7

The Mortgage Pool................................S-22

Servicing of the Mortgage Loans..................S-25

Description of the Pooling and Servicing
   Agreement.....................................S-29

Static Pool Data.................................S-31

Yield, Prepayment and Maturity Considerations....S-31

Tax Consequences.................................S-34

ERISA Considerations.............................S-34

Index of Defined Terms...........................S-36

Exhibit A


Prospectus                                       Page
----------                                       ----

Important Notice About Information in
   This Prospectus and Each Accompanying
   Prospectus Supplement............................1

Risk Factors........................................2

The Trust Fund.....................................12

Use of Proceeds....................................24

The Depositor......................................24

Loan Program.......................................25

Static Pool Data...................................27

Description of the Securities......................28

Credit Enhancement.................................43

Yield, Maturity and Prepayment Considerations......49

The Agreements.....................................52

Certain Legal Aspects of the Loans.................71

Material Federal Income Tax Consequences...........79

Other Tax Considerations..........................100

ERISA Considerations..............................100

Legal Investment..................................103

Method of Distribution............................104

Legal Matters.....................................105

Financial Information.............................105

Rating............................................105

Index to Defined Terms............................107

                                     Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, the accompanying prospectus, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

The issuing entity for a series of certificates will be the CHL Mortgage Pass-Through Trust specified on the front cover of the related prospectus supplement.

The Certificates

The mortgage pools securing the certificates will consist of mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers that may or may not be affiliated with the depositor.

The mortgage loans in any mortgage pool may have mortgage rates that are fixed, adjustable or have fixed mortgage rates for a period of time after the date of origination of each mortgage loan before the mortgage rates become subject to periodic adjustment based on a specified index.

The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups.

See "The Mortgage Pool" in this free writing prospectus supplement, "The Trust Fund -- The Mortgage Loans -- General" in the attached prospectus and "The Mortgage Pool" in the prospectus supplement relating to the applicable series of certificates.

Depositor

CWMBS, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sellers

Countrywide Home Loans, Inc. may be the seller of a portion of the mortgage loans. Other mortgage loans may be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc. All or a portion of the mortgage loans may also be sold to the depositor by unaffiliated third-party sellers.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York.

Pre-Funding Account and Capitalized Interest Account

A particular series may provide for the purchase of additional mortgage loans after the related closing date if the aggregate stated principal balance of the mortgage loans transferred to that issuing entity on the related closing date is less than the amount specified in the related prospectus supplement. The related prospectus supplement will specify the amount required to be deposited in a pre-funding account to be used through the end of the related funding period (which, generally, will not exceed 90 days) to purchase subsequent mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the distribution date following the end of the funding period.

Because some of the mortgage loans in an issuing entity may not be acquired by the issuing entity until after the closing date for that issuing entity, there may not be sufficient interest collections from the mortgage loans in that issuing entity to pay all the interest due on the related certificates during the funding period. If a pre-funding account is funded, a capitalized interest account may be established and funded on the closing date of that series to cover those shortfalls.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of certificates, one or more classes of certificates may have the benefit of certificate guaranty insurance policies issued by a third party insurer. If so specified in the prospectus supplement relating to any series of certificates, one or more separate trusts may be established to issue net interest margin securities secured by all or a portion of certain classes of certificates of that series. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus supplement as the "Third Party Insurer." The references to the Third Party Insurer in this free writing prospectus supplement are applicable only if classes of certificates in the series have the benefit of financial guaranty insurance policy or if any related net interest margin securities issued and are so insured.

Any Third Party Insurer may be granted a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates. Any insurance policy issued by a Third Party Insurer will not cover, and will not benefit in any manner whatsoever, the certificates other than those specified in the related prospectus supplement.

See "Risk Factors--Rights of Third Party Insurers" in this free writing prospectus supplement.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be either (a) the 25th day of the month or (b) the business day following the master servicer remittance date (which is generally the 19th day of the month). If any of these days is not a business day then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Registration of Certificates

To the extent specified in the prospectus supplement relating to a series of certificates, the certificates may initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates - Book-Entry Certificates" in the accompanying prospectus.

Optional Termination or Auction of the Mortgage Loans

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the depositor, the holder of a class of certificates specified in the prospectus supplement and/or the Third Party Insurer may have the option to purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to a specified percentage of the aggregate initial stated principal balance of the mortgage loans.

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the holder of a particular class of certificates, may have the option to request that the trustee attempt to conduct an auction of the remaining mortgage loans and real estate owned by the issuing entity. If an auction is held and the trustee receives a purchase price at least equal to the amount set forth in the related prospectus supplement, the mortgage loans will be sold to that bidder, the certificates will be paid in full on that distribution date.

Advances

The master servicer will make cash advances with respect to delinquent scheduled payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this free writing prospectus supplement and in the prospectus supplement relating to the applicable series of certificates.

Credit Enhancement for the Certificates

Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

      o the subordination of one or more classes of the securities of the series,

      o the preferential allocation of prepayments on the mortgage loans to the senior certificates in order to increase the level of subordination,

      o     overcollateralization,

      o     excess interest,

      o     letter of credit,

      o financial guaranty insurance policy issued by an entity named in the prospectus supplement covering one or more classes of certificates,

      o     surety bond,

      o     bankruptcy bond,

      o     special hazard insurance policy,

      o     guaranteed investment contract,

      o     one or more reserve funds,

      o     one or more derivative contracts,

      o insurance on the mortgage loans, which may be FHA Insurance, a VA Guarantee or a mortgage pool insurance policy,

      o     cross-collateralization feature, or

      o     any combination of the foregoing.

No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the accompanying prospectus.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in interest rates on the certificates and/or on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:

      o     one or more reserve funds,

      o     one or more derivative contracts,

      o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

      o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If circumstances occur which are not anticipated by the method of yield enhancement provided by the related issuing entity, certificateholders of the applicable series will suffer the corresponding reduction in the yields on their investment.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the accompanying prospectus.

Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related issuing entity (exclusive of rights specified in the applicable prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify whether there are conditions that must be met for any such acquisition.

See "ERISA Considerations" in the accompanying prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the accompanying prospectus.

                                  Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the accompanying prospectus.


Your Yield Will Be Affected By Prepayments   Borrowers may, at their option,
                                             prepay their mortgage loans in
                                             whole or in part at any time. We
                                             cannot predict the rate at which
                                             borrowers will repay their mortgage
                                             loans. The prepayment experience of
                                             the mortgage loans may be affected
                                             by many factors, including:

                                             o     general economic conditions,

                                             o     the level of prevailing
                                                   interest rates,

                                             o     the availability of
                                                   alternative financing,

                                             o     the applicability of
                                                   prepayment charges, and

                                             o     homeowner mobility.

                                             A prepayment of a mortgage loan,
                                             however, will usually result in a
                                             prepayment on the certificates.

                                             The rate and timing of prepayment
                                             of the mortgage loans will affect
                                             the yields to maturity and weighted
                                             average lives of the related
                                             classes of certificates. Any
                                             reinvestment risks from faster or
                                             slower prepayments of mortgage
                                             loans will be borne entirely by the
                                             holders of the related classes of
                                             certificates.

                                             o     If you purchase your
                                                   certificates at a discount or
                                                   you purchase principal only
                                                   certificates and principal is
                                                   repaid slower than you
                                                   anticipate, then your yield
                                                   may be lower than you
                                                   anticipate.

                                             o     If you purchase your
                                                   certificates at a premium or
                                                   you purchase notional amount
                                                   certificates and principal is
                                                   repaid faster than you
                                                   anticipate, then your yield
                                                   may be lower than you
                                                   anticipate.

                                             o     If you purchase notional
                                                   amount certificates and
                                                   principal is repaid faster
                                                   than you anticipated, you may
                                                   lose your initial investment.

                                             o     If so specified in the
                                                   prospectus supplement
                                                   relating to the applicable
                                                   series of certificates, some
                                                   or all of the mortgage loans
                                                   may require the borrower to
                                                   pay a charge if the borrower
                                                   prepays the mortgage loan
                                                   during periods of up to five
                                                   years after the mortgage loan
                                                   was originated. A prepayment
                                                   charge may discourage a
                                                   borrower from prepaying the
                                                   mortgage loan during the
                                                   applicable period. As
                                                   specified in the prospectus
                                                   supplement relating to any
                                                   applicable series of
                                                   certificates, prepayment
                                                   charges may be distributed to
                                                   specified classes of
                                                   certificates or retained by
                                                   the master servicer as
                                                   servicing compensation and
                                                   may not
                                                   be distributed to the holders
                                                   of other classes of
                                                   certificates.

                                             o     If mortgage loans with
                                                   relatively higher mortgage
                                                   rates prepay, the
                                                   pass-through rate on one or
                                                   more of the related classes
                                                   of certificates may be
                                                   reduced and your yield may be
                                                   lower than you anticipate.

                                             o     If the mortgage loans held
                                                   by the issuing entity are
                                                   hybrid adjustable rate
                                                   mortgage loans, the mortgage
                                                   loans may be subject to
                                                   greater rates of prepayments
                                                   as they approach their
                                                   initial adjustment dates even
                                                   if market interest rates are
                                                   only slightly higher or lower
                                                   than the mortgage rates on
                                                   the mortgage loans as
                                                   borrowers seek to avoid
                                                   changes in their monthly
                                                   payments.

                                             o     If the mortgage loans held
                                                   by the issuing entity are
                                                   negative amortization
                                                   mortgage loans, the rate and
                                                   timing of principal payments
                                                   relative to the amount and
                                                   timing of deferred interest
                                                   on the mortgage loans will
                                                   affect the yields to maturity
                                                   on the related classes of
                                                   certificates.

Your Yield May Be Affected By The Interest   If so specified in the prospectus
Only Feature Of Some Of The Mortgage Loans   supplement relating to the
                                             applicable series of certificates,
                                             some or all of the mortgage loans
                                             may require monthly payments of
                                             only accrued interest for a period
                                             of up to fifteen years after
                                             origination. The borrower is not
                                             required to pay any principal on
                                             the borrower's loan during this
                                             interest only period but thereafter
                                             is required to make monthly
                                             payments sufficient to amortize the
                                             loan over its remaining term. These
                                             loans are sometimes referred to as
                                             interest only loans. Interest only
                                             loans have only recently been
                                             originated in significant volumes.
                                             As a result, the long-term
                                             performance characteristics of
                                             interest only loans are largely
                                             unknown.

                                             Because interest only loans
                                             initially require only the payment
                                             of interest, a borrower may be able
                                             to borrow a larger amount than
                                             would have been the case for a
                                             fully amortizing mortgage loan.

                                             Interest only loans may have risks
                                             and payment characteristics that
                                             are not present with fully
                                             amortizing mortgage loans,
                                             including the following:

                                             o     no principal distributions
                                                   will be made to
                                                   certificateholders from
                                                   interest only loans during
                                                   their interest only period
                                                   except in the case of a
                                                   prepayment, which may extend
                                                   the weighted average lives of
                                                   the certificates,

                                             o     during the interest only
                                                   period, interest only loans
                                                   may be less likely to be
                                                   prepaid since the perceived
                                                   benefits of refinancing may
                                                   be less than with a fully
                                                   amortizing mortgage loan,

                                             o     as the end of the interest
                                                   only period approaches, an
                                                   interest only loan may be
                                                   more likely to be refinanced
                                                   in order to avoid the
                                                   increase in the monthly
                                                   payment required to amortize
                                                   the loan over its remaining
                                                   term,

                                             o     interest only loans may be
                                                   more likely to default than
                                                   fully
                                                   amortizing loans at the end
                                                   of the interest only period
                                                   due to the increased monthly
                                                   payment required to amortize
                                                   the loan over its remaining
                                                   term, and

                                             o     if an interest only loan
                                                   defaults, the severity of
                                                   loss may be greater due to
                                                   the larger unpaid principal
                                                   balance.

Your Yield May Be Affected By The Inclusion  If so specified in the prospectus
of 40-Year Mortgage Loans                    supplement relating to the
                                             applicable series of certificates,
                                             some or all of the mortgage loans
                                             may have original terms to maturity
                                             of 40 years. Mortgage loans with
                                             original terms to maturity of 40
                                             years have only begun to be
                                             originated recently. As a result,
                                             there is no basis on which to
                                             predict the performance
                                             characteristics of these mortgage
                                             loans.

                                             The longer term to maturity of
                                             40-year mortgage loans results in a
                                             lower monthly payment than would be
                                             required by a traditional 30-year
                                             mortgage loan. The lower monthly
                                             payment may allow the borrower to
                                             borrow a larger amount than would
                                             have been the case for a mortgage
                                             loan with a 30-year term to
                                             maturity.

                                             In running the prepayment scenarios
                                             required by certain rating agencies
                                             that may be providing ratings on
                                             the related series of certificates,
                                             the offered certificates are
                                             assumed to mature within 30 years.
                                             However, due to the inclusion of
                                             40-year mortgage loans in the
                                             mortgage pool, there is no
                                             guarantee that the certificates
                                             will be fully paid within 30 years.

                                             40-year mortgage loans may have
                                             risks and payment characteristics
                                             that are not present with
                                             traditional 30-year mortgage loans,
                                             including the following:

                                             o     less principal will be
                                                   distributed to
                                                   certificateholders on a
                                                   monthly basis (except in the
                                                   case of a prepayment) which
                                                   may extend the weighted
                                                   average lives of the
                                                   certificates,

                                             o     due to the smaller monthly
                                                   payment, 40-year mortgage
                                                   loans may be less likely to
                                                   be prepaid since the
                                                   perceived benefits of
                                                   refinancing may be less than
                                                   with a 30-year fully
                                                   amortizing mortgage loan, and

                                             o     if a 40-year mortgage loan
                                                   defaults, the severity of
                                                   loss is likely to be greater
                                                   due to the larger unpaid
                                                   principal balance.

                                             If so specified in the prospectus
                                             supplement relating to the
                                             applicable series of certificates,
                                             some or all of the 40-year mortgage
                                             loans may also be negative
                                             amortization mortgage loans. The
                                             combination of a longer term to
                                             maturity with the possibility of
                                             accruing interest on an increasing
                                             principal balance may produce
                                             unanticipated payment performance.

If The Series Allows For The Purchase Of     If the particular series of
Subsequent Mortgage Loans, There Is A Risk   certificates will use a prefunding
Of Possible Prepayment Due To Inability To   mechanism to purchase additional
Acquire Subsequent Mortgage Loans            mortgage loans, the ability of
                                             that issuing entity to acquire
                                             subsequent mortgage loans depends
                                             on the ability of the related
                                             seller to originate or acquire
                                             mortgage loans during the funding
                                             period specified in the related
                                             prospectus supplement (which
                                             generally will not exceed 90 days)
                                             that meet the eligibility criteria
                                             for subsequent mortgage loans
                                             described therein. The ability of
                                             sellers to originate or acquire
                                             eligible subsequent mortgage loans
                                             will be affected by a number of
                                             factors including prevailing
                                             interest rates, employment levels
                                             and economic conditions generally.


                                             If any of the amounts on deposit in
                                             the pre-funding account allocated
                                             to purchase subsequent mortgage
                                             loans cannot be used for that
                                             purpose, those amounts will be
                                             distributed to the senior
                                             certificateholders as a prepayment
                                             of principal on the first
                                             distribution date following the end
                                             of the funding period.

                                             The ability of the issuing entity
                                             to acquire subsequent mortgage
                                             loans with particular
                                             characteristics will also affect
                                             the size of the principal payment
                                             the related classes of senior
                                             certificates in that series.

The Yields On Floating Rate And Inverse      The pass-through rates on any
Floating Rate Certificates Will Be Affected  classes of floating rate
By The Level Of The Applicable Interest Rate certificates for any distribution
Index                                        date will be equal to the value of
                                             the applicable interest rate index
                                             plus any related margin, but may be
                                             subject to a cap and/or floor. The
                                             pass-through rates on any classes
                                             of inverse floating rate
                                             certificates for any distribution
                                             date will equal a specified fixed
                                             rate minus the related index, but
                                             may be subject to a cap and/or
                                             floor, which floor may be as low as
                                             0%. For these classes of
                                             certificates your yield will be
                                             sensitive to:

                                             (1)   the level of the
                                                   applicable interest rate
                                                   index,

                                             (2)   the timing of adjustment
                                                   of the pass-through rate on
                                                   those certificates as it
                                                   relates to the interest rates
                                                   on the related mortgage loans
                                                   and, with respect to the
                                                   adjustable rate mortgage
                                                   loans, the level of the
                                                   mortgage index, the timing of
                                                   adjustment of the interest
                                                   rates on the adjustable rate
                                                   mortgage loans, and periodic
                                                   and lifetime limits on those
                                                   adjustments, and

                                             (3)   other limitations on the
                                                   pass-through rates of those
                                                   certificates as described
                                                   further in the prospectus
                                                   supplement relating to the
                                                   applicable series of
                                                   certificates.

                                             With respect to classes of
                                             adjustable rate certificates
                                             relating to adjustable rate
                                             mortgage loans, the mortgage
                                             indices and the certificate indices
                                             may not be the same. Because the
                                             mortgage indices may respond to
                                             economic and market factors
                                             different than the certificate
                                             indices, there may not necessarily
                                             be a correlation in movement
                                             between the interest rates on the
                                             adjustable rate mortgage loans and
                                             the pass-through rates of the
                                             related classes of certificates.
                                             For example, it is possible that
                                             the interest rates on the
                                             adjustable rate mortgage loans may
                                             decline
                                             while the pass-through rates on the
                                             related classes of adjustable rate
                                             certificates are stable or rising.
                                             In addition, although it is
                                             possible that both the mortgage
                                             rates on the adjustable rate
                                             mortgage loans and the pass-through
                                             rates on the related classes of
                                             adjustable rate certificates may
                                             decline or increase during the same
                                             period, the mortgage rates on the
                                             adjustable rate mortgage loans may
                                             decline or increase more slowly
                                             than the pass-through rates of
                                             these certificates because of the
                                             difference between interest rate
                                             adjustment periods on the mortgage
                                             loans and pass-through rate
                                             adjustment periods on these
                                             certificates. In addition,
                                             prepayments of mortgage loans with
                                             relatively higher mortgage rates
                                             may reduce the applicable net rate
                                             cap and consequently reduce the
                                             pass-through rate for one or more
                                             classes of adjustable rate
                                             certificates.

                                             While it may be intended that
                                             reductions in distributions of
                                             interest to a class of adjustable
                                             rate by operation of the applicable
                                             net rate cap be offset by amounts
                                             allocated to the issuing entity in
                                             respect of one or more forms of
                                             yield maintenance enhancement, we
                                             cannot assure you that any amounts
                                             will be available from those
                                             sources, or sufficient, to make any
                                             such payments. In addition, to the
                                             extent that any such form of yield
                                             maintenance enhancement benefiting
                                             a class of certificates is derived
                                             from distributions otherwise
                                             payable to one or more other
                                             classes of certificates, investors
                                             in the certificates benefiting from
                                             the yield enhancement arrangement
                                             should consider the expected
                                             distributions otherwise
                                             distributable to those other
                                             classes of certificates, and
                                             investors in the classes of
                                             certificates providing the yield
                                             maintenance enhancement should
                                             consider the likelihood that
                                             amounts otherwise distributable on
                                             their certificates will be applied
                                             to provide yield enhancement to the
                                             benefited classes of certificates.
                                             In particular, any negative
                                             amortization mortgage loans may
                                             bear interest at initial interest
                                             rates that are insufficient to
                                             cover distributions due to the
                                             related classes of certificates,
                                             and therefore certain classes of
                                             certificates may receive no
                                             interest distributions in the first
                                             several months following closing in
                                             order to provide yield enhancement
                                             to other classes of certificates.

Subordinated Certificates Have A Greater     When certain classes of
Risk Of Loss Than Senior Certificates And    certificates provide credit
Subordination May Not Be Sufficient To       enhancement for other classes of
Protect Senior Certificates From Losses      certificates this is sometimes
                                             referred to as "subordination." The
                                             subordination feature is intended
                                             to enhance the likelihood that
                                             related senior certificateholders
                                             will receive regular payments of
                                             interest and principal.

                                             If so specified in the prospectus
                                             supplement relating to the
                                             applicable series of certificates,
                                             credit enhancement in the form of
                                             subordination will be provided for
                                             the certificates of that series,
                                             first, by the right of the holders
                                             of the senior certificates to
                                             receive payments of principal on
                                             the mortgage loans prior to the
                                             related subordinated classes and,
                                             second, by the allocation of
                                             realized losses on the related
                                             mortgage loans to reduce the class
                                             certificate balances of the related
                                             subordinated classes, generally in
                                             the inverse order of their priority
                                             of distribution, before any related
                                             realized losses are allocated to
                                             one or more of the classes
                                             of senior certificates.

                                             You should fully consider the risks
                                             of investing in a subordinated
                                             certificate, including the risk
                                             that you may not fully recover your
                                             initial investment as a result of
                                             realized losses on the related
                                             mortgage loans. In addition,
                                             investors in a class of senior
                                             certificates should consider the
                                             risk that, after the credit
                                             enhancement provided by excess
                                             cashflow and overcollateralization
                                             (if any) have been exhausted, the
                                             subordination of the related
                                             subordinated certificates may not
                                             be sufficient to protect the senior
                                             certificates from losses.

Risks Related To Allocations Of Realized     After the credit enhancement
Losses On The Related Mortgage Loans         provided by excess cashflow and
                                             overcollateralization has been
                                             exhausted, or if the structure of
                                             the particular series does not
                                             provide for overcollateralization
                                             collections on the mortgage loans
                                             otherwise payable to the related
                                             subordinated classes will comprise
                                             the sole source of funds from which
                                             that credit enhancement is provided
                                             to the senior certificates.
                                             Realized losses on the mortgage
                                             loans are allocated to the related
                                             subordinated certificates,
                                             beginning with the subordinated
                                             certificates then outstanding with
                                             the lowest distribution priority,
                                             until the class certificate balance
                                             of each class of subordinated
                                             certificates has been reduced to
                                             zero. If the aggregate class
                                             certificate balance of the
                                             subordinated classes were to be
                                             reduced to zero, delinquencies and
                                             defaults on the mortgage loans
                                             would reduce the amount of funds
                                             available for monthly distributions
                                             to holders of the senior
                                             certificates and may result in the
                                             allocation of realized losses to
                                             one or more classes of senior
                                             certificates.

Risks Related To Negative Amortization On    If so specified in the related
The Related Mortgage Loans                   prospectus supplement for a series
                                             of certificates, all or a portion
                                             of the mortgage loans may be
                                             "negative amortization loans."
                                             After an introductory period of up
                                             to three months after origination
                                             during which the interest rates on
                                             the negative amortization loans are
                                             fixed, the interest rates on
                                             negative amortization loans will
                                             adjust monthly but their monthly
                                             payments and amortization schedules
                                             adjust annually and, under most
                                             circumstances, are subject to
                                             payment caps. The interest rates on
                                             negative amortization mortgage
                                             loans during their introductory
                                             periods are lower than the sum of
                                             the indices applicable at
                                             origination and the related
                                             margins, and may be as low as 1%.
                                             Since the scheduled monthly
                                             payments on negative amortization
                                             loans for the first year are set at
                                             their origination, the scheduled
                                             monthly payments are based upon the
                                             introductory interest rates. As a
                                             result, after the introductory
                                             interest rates expire and until the
                                             initial annual adjustment to the
                                             scheduled monthly payment made by
                                             the borrower, (unless the fully
                                             indexed mortgage rate is a rate at
                                             or below the introductory mortgage
                                             rate) the scheduled monthly payment
                                             made by the borrower will not be
                                             sufficient to pay the amount of
                                             interest accruing on the mortgage
                                             loan. If borrowers only make their
                                             scheduled monthly payments, a
                                             portion of the accrued interest on
                                             negatively amortizing loans will
                                             become deferred interest. "Deferred
                                             interest" is interest due on a
                                             negative amortization mortgage loan
                                             that is added to its principal
                                             balance and also bears interest at
                                             the applicable interest rate for
                                             that negative
                                             amortization mortgage loan. In
                                             addition, due to the limit on the
                                             amount of the annual adjustment to
                                             the scheduled payment, the
                                             scheduled payment still may not be
                                             sufficient to avoid deferred
                                             interest after the first
                                             adjustment. Deferred interest is
                                             also likely to result if interest
                                             rates rise more quickly than
                                             monthly payments are adjusted and
                                             borrowers only make their scheduled
                                             monthly payments.

                                             In addition, the amount by which a
                                             monthly payment may be adjusted on
                                             an annual payment adjustment date
                                             is limited and may not be
                                             sufficient to amortize fully the
                                             unpaid principal balance of a
                                             mortgage loan over its remaining
                                             term to maturity. If the interest
                                             rates on the mortgage loans
                                             decrease prior to an adjustment in
                                             the monthly payment, a larger
                                             portion of the monthly payment will
                                             be applied to the unpaid principal
                                             balance of the mortgage loan, which
                                             may cause the related classes of
                                             certificates to amortize more
                                             quickly. Conversely, if the
                                             interest rates on the mortgage
                                             loans increase prior to an
                                             adjustment in the monthly payment,
                                             a smaller portion of the monthly
                                             payment will be applied to the
                                             unpaid principal balance of the
                                             mortgage loan, which may cause the
                                             related classes of certificates to
                                             amortize more slowly. Further, if a
                                             mortgage loan accrues deferred
                                             interest during a due period, it
                                             will reduce the amount of interest
                                             available to be distributed as cash
                                             on the related classes of
                                             certificates on the related
                                             distribution date. If the unpaid
                                             principal balance of a negative
                                             amortization loan exceeds the
                                             original balance of the mortgage
                                             loan by the amount specified in the
                                             related mortgage note, the monthly
                                             payment due on that negative
                                             amortization loan will be recast
                                             without regard to the payment cap
                                             in order to provide for the
                                             outstanding balance of the mortgage
                                             loan to be paid in full at its
                                             maturity. In addition, on the fifth
                                             payment adjustment date of a
                                             mortgage loan, and every fifth
                                             payment adjustment date thereafter
                                             and the last payment adjustment
                                             date prior to the mortgage loan's
                                             maturity, the monthly payment due
                                             on that mortgage loan will be
                                             recast without regard to the
                                             related payment cap in order to
                                             provide for the outstanding balance
                                             of the mortgage loan to be paid in
                                             full at its maturity by the payment
                                             of equal monthly installments.
                                             These features may affect the rate
                                             at which principal on these
                                             mortgage loans is paid and may
                                             create a greater risk of default if
                                             the borrowers are unable to pay the
                                             monthly payments on the related
                                             increased principal balances.

                                             On each distribution date, the net
                                             deferred interest on any negative
                                             amortization mortgage loans will be
                                             allocated to the related classes of
                                             certificates as described in the
                                             related prospectus supplement. Any
                                             such allocation of net deferred
                                             interest could, as a result, affect
                                             the weighted average maturity of
                                             the affected classes of
                                             certificates.

                                             The amount of deferred interest, if
                                             any, with respect to mortgage loans
                                             in a loan group for a given month
                                             will reduce the amount of interest
                                             collected on these mortgage loans
                                             and available to be distributed as
                                             a distribution of interest to the
                                             related classes of certificates.
                                             Unless otherwise specified in the
                                             related prospectus supplement, the
                                             resulting reduction in interest
                                             collections on the
                                             mortgage loans in a loan group may
                                             be offset, in part or in whole, by
                                             applying all principal prepayments,
                                             subsequent recoveries and, in some
                                             instances, scheduled principal
                                             payments, received on the mortgage
                                             loans in that loan group to
                                             interest distributions on the
                                             related classes of certificates.
                                             Only the amount by which the
                                             principal prepayments, subsequent
                                             recoveries and, if applicable,
                                             scheduled payments of principal,
                                             received on the mortgage loans in a
                                             loan group exceed the amount of
                                             deferred interest on the mortgage
                                             loans in that loan group will be
                                             distributed as principal to the
                                             related classes of certificates in
                                             accordance with the priorities set
                                             forth in the related prospectus
                                             supplement. For any distribution
                                             date, the net deferred interest on
                                             the mortgage loans in a loan group
                                             will be deducted from the interest
                                             payable to the related certificates
                                             as described in the related
                                             prospectus supplement. The amount
                                             of the reduction of accrued
                                             interest distributable to each
                                             related class of certificates
                                             attributable to net deferred
                                             interest will be added to the class
                                             certificate balance of that class
                                             or to a related component of that
                                             class. Any such allocation of net
                                             deferred interest could, as a
                                             result, increase the weighted
                                             average lives of the related
                                             classes of certificates. The
                                             increase in the class certificate
                                             balance of any class of
                                             certificates and the slower
                                             reduction in the class certificate
                                             balances due to the use of
                                             principal prepayments and
                                             subsequent recoveries received on
                                             the related mortgage loans to
                                             offset the deferred interest will
                                             have the effect of increasing the
                                             applicable investors' exposure to
                                             realized losses on the related
                                             mortgage loans. In addition, in
                                             some circumstances the allocation
                                             of unscheduled payments of
                                             principal received on the mortgage
                                             loans between the related classes
                                             of senior certificates and the
                                             subordinated certificates may be
                                             determined based on the
                                             relationship between the aggregate
                                             class certificate balance of the
                                             senior certificates related to that
                                             loan group and the portion of the
                                             aggregate class certificate balance
                                             of the subordinated certificates
                                             related to that loan group, and
                                             therefore the foregoing method of
                                             allocating net deferred interest
                                             may affect the rate and timing of
                                             distributions of principal among
                                             the classes of certificates. See
                                             "Description of the
                                             Certificates--Principal" in the
                                             related prospectus supplement. We
                                             cannot predict the extent to which
                                             borrowers will prepay their
                                             mortgage loans or the extent to
                                             which deferred interest will accrue
                                             on the mortgage loans, and
                                             therefore cannot predict the extent
                                             of the effect of the allocation of
                                             net deferred interest on your
                                             certificates.

Excess Interest From The Mortgage Loans May  The structure of a particular
Not Provide Adequate Credit Enhancement In A series may provide for credit Transaction Employing Overcollateralization enhancement through
As A Feature                                 overcollateralization. The amount
                                             by which the aggregate stated
                                             principal balance of the mortgage
                                             loans exceeds the aggregate class
                                             certificate balance of the related
                                             classes of certificates is called
                                             "overcollateralization." If the
                                             prospectus supplement for any
                                             applicable series of certificates
                                             indicates that credit enhancement
                                             for that series will be provided by
                                             overcollateralization, the initial
                                             level of overcollateralization
                                             (that is, the overcollateralization
                                             on the closing date) and the
                                             required level of
                                             overcollateralization will each be
                                             specified therein.
                                             Overcollateralization typically is
                                             used as credit enhancement when the
                                             mortgage loans are expected to
                                             generate more interest than is
                                             needed to pay interest on the
                                             related classes of certificates
                                             because the weighted average
                                             interest rate on the mortgage loans
                                             is expected to be higher than the
                                             weighted average pass-through rate
                                             on the related classes of
                                             certificates plus the weighted
                                             average expense fee rate. In the
                                             event that the level of
                                             overcollateralization is reduced,
                                             that "excess interest" will be used
                                             to make additional principal
                                             payments on the related classes of
                                             certificates to the extent
                                             described in the prospectus
                                             supplement. Overcollateralization
                                             is intended to provide limited
                                             protection to the holders of the
                                             applicable series of certificates
                                             by absorbing losses from liquidated
                                             mortgage loans. However, we cannot
                                             assure you that enough excess
                                             interest will be generated on the
                                             mortgage loans to maintain any
                                             required levels of
                                             overcollateralization.

                                             The excess interest available on
                                             any distribution date will be
                                             affected by the actual amount of
                                             interest received, collected or
                                             advanced in respect of the mortgage
                                             loans for that distribution date.
                                             That amount will be influenced by
                                             changes in the weighted average of
                                             the mortgage rates resulting from
                                             prepayments and liquidations of the
                                             mortgage loans as well as from
                                             adjustments of the mortgage rates
                                             on adjustable-rate mortgage loans.
                                             If the pass-through rate on one or
                                             more classes is limited by the
                                             applicable net rate cap, there may
                                             be little or no excess interest
                                             available to provide credit
                                             enhancement.

                                             If the protection afforded by
                                             overcollateralization for any
                                             applicable series is insufficient,
                                             then the holders of the
                                             certificates of that series could
                                             experience a loss on their
                                             investment.

Certain Interest Shortfalls May Affect       When a borrower makes a full or
Distributions On The Related Certificates    partial prepayment on a mortgage
                                             loan, the amount of interest that
                                             the borrower is required to pay may
                                             be less than the amount of interest
                                             certificateholders would otherwise
                                             be entitled to receive with respect
                                             to the mortgage loan. The master
                                             servicer is required to reduce its
                                             master servicing fee to offset this
                                             shortfall, but the reduction for
                                             any distribution date will limited
                                             to all or a portion of the master
                                             servicing fee for the related
                                             month.




                                             In a transaction incorporating
                                             overcollateralization as a credit
                                             enhancement feature, if the
                                             aggregate amount of interest
                                             shortfalls on the related mortgage
                                             loans resulting from
                                             prepayments exceeds the amount of
                                             the reduction in the master
                                             servicing fee, the amount of
                                             interest available to make
                                             distributions of interest to the
                                             related classes of certificates and
                                             to maintain or restore any related
                                             level of overcollateralization will
                                             be reduced.

                                             In a transaction that does not
                                             employ overcollateralization as a
                                             credit enhancement feature, if the
                                             aggregate amount of interest
                                             shortfalls on the related mortgage
                                             loans resulting from prepayments
                                             exceeds the amount of the reduction
                                             in the master servicing fee, the
                                             amount of interest available to
                                             make distributions of interest to
                                             the related classes of certificates
                                             will be reduced and the interest
                                             entitlement for each class of
                                             certificates will be reduced
                                             proportionately.

                                             In addition, your certificates may
                                             be subject to certain shortfalls in
                                             interest collections (or reductions
                                             in excess interest, if the series
                                             employs overcollateralization as a
                                             credit enhancement feature) arising
                                             from the application of the
                                             Servicemembers Civil Relief Act and
                                             similar state and local laws
                                             (referred to as the Relief Act).
                                             The Relief Act provides relief to
                                             borrowers who enter active military
                                             service and to borrowers in reserve
                                             status who are called to active
                                             duty after the origination of their
                                             mortgage loan. The Relief Act
                                             provides generally that these
                                             borrowers may not be charged
                                             interest on a mortgage loan in
                                             excess of 6% per annum during the
                                             period of the borrower's active
                                             duty. These shortfalls are not
                                             required to be paid by the borrower
                                             at any future time, will not be
                                             offset by a reduction to the master
                                             servicing fee, and will reduce
                                             accrued interest on each related
                                             class of certificates on a pro rata
                                             basis. In addition, the Relief Act
                                             imposes certain limitations that
                                             would impair the master servicer's
                                             ability to foreclose on an affected
                                             mortgage loan during the borrower's
                                             period of active service and, under
                                             some circumstances, during an
                                             additional period thereafter.

                                             In addition, pursuant to the laws
                                             of various states, under certain
                                             circumstances, payments on mortgage
                                             loans by residents in such states
                                             who are called into active duty
                                             with the National Guard or the
                                             reserves will be deferred. These
                                             state laws may also limit the
                                             ability of the servicer to
                                             foreclose on the related mortgaged
                                             property. This could result in
                                             delays or reductions in payment and
                                             increased losses on the mortgage
                                             loans which would be borne by the
                                             certificateholders.

                                             See "Risk Factors - Impact of World
                                             Events" in the prospectus.

Certain Mortgage Loans Do Not Yet Have       If so specified in the prospectus
A Payment Due                                supplement relating to the
                                             applicable series of certificates,
                                             some of the mortgage loans may have
                                             an initial payment date after the
                                             due date in the month of the first
                                             distribution date. Countrywide Home
                                             Loans will deposit an amount equal
                                             to one month's interest on these
                                             loans into the distribution account
                                             prior to the first distribution
                                             date. As a result, there will be no
                                             principal paid with respect to
                                             these loans on the first
                                             distribution date. In addition, if
                                             Countrywide Home Loans were unable
                                             or unwilling to deposit such
                                             amount, there would not be enough
                                             interest collections to distribute
                                             the
                                             required amount of interest on the
                                             certificates.

A Withdrawal or Downgrade in the Ratings     If one or more classes of
Assigned to any Credit Enhancer May Affect   certificates of a series will
the Value of the Related Classes of          benefit from a form of credit
Certificates                                 enhancement provided by a third
                                             party, such as a limited financial
                                             guaranty policy or a derivative
                                             instrument, the ratings on those
                                             classes may depend primarily on an
                                             assessment by the rating agencies
                                             of the mortgage loans and on the
                                             financial strength of the credit
                                             enhancement provider. Any reduction
                                             in the ratings assigned to the
                                             financial strength of the credit
                                             enhancement provider will likely
                                             result in a reduction in the
                                             ratings of the classes of
                                             certificates that benefit from the
                                             credit enhancement. A reduction in
                                             the ratings assigned to those
                                             certificates probably would reduce
                                             the market value of the
                                             certificates and may affect your
                                             ability to sell them.

                                             The rating by each of the rating
                                             agencies of the certificates of any
                                             series is not a recommendation to
                                             purchase, hold, or sell the
                                             certificates since that rating does
                                             not address the market price or
                                             suitability for a particular
                                             investor. The rating agencies may
                                             reduce or withdraw the ratings on
                                             the certificates at any time they
                                             deem appropriate. In general, the
                                             ratings address credit risk and do
                                             not address the likelihood of
                                             prepayments.

The Right of a Class of Certificates to      One or more classes of certificates
Receive Certain Interest Distributions May   of a series may bear interest at a
Depend on the Creditworthiness of a Third    pass-through rate that is subject
Party                                        to a cap, but nevertheless those
                                             classes may be entitled to receive
                                             interest distributions in excess of
                                             that cap from excess cashflow (if
                                             provided for in the related
                                             prospectus supplement and if
                                             available) or from certain sources
                                             other than the mortgage loans, such
                                             as a derivative instrument or a
                                             reserve fund established to cover
                                             those distributions. In the event
                                             that a series of certificates will
                                             provide for excess cashflow to
                                             cover those interest distributions
                                             in excess of the cap, investors in
                                             that class of certificates should
                                             consider that excess cashflow may
                                             not be available to fund those
                                             distributions. In the event that a
                                             series of certificates does not
                                             provide for excess cashflow,
                                             investors in the applicable classes
                                             of certificates will have to look
                                             exclusively to the sources of
                                             payment other than the mortgage
                                             loans and will have to consider
                                             that those other sources may be
                                             limited, may be provided by and
                                             depend solely on third parties and
                                             may therefore be subject to
                                             counterparty risk. In the event
                                             that those sources include third
                                             party providers, investors in the
                                             affected classes of certificates
                                             should consider that the ratings
                                             assigned to the applicable third
                                             party provider may be lower than
                                             the ratings of the affected classes
                                             of certificates. Unless otherwise
                                             specified in the related prospectus
                                             supplement, the ratings assigned to
                                             any class of certificates that may
                                             receive interest distributions in
                                             excess of the applicable cap will
                                             not address the likelihood of
                                             receipt of any such interest
                                             distributions.

Your Yield Will Be Affected By How           The timing of principal payments on
Distributions Are Allocated To The           any class of certificates will be
Certificates                                 affected by a number of factors,
                                             including:

                                             o     the extent of prepayments
                                                   on the related mortgage
                                                   loans,

                                             o     the extent of deferred
                                                   interest on any negative
                                                   amortization loans,

                                             o     how payments of principal
                                                   are allocated among the
                                                   classes of certificates in
                                                   the applicable series,

                                             o     whether the master
                                                   servicer, depositor or Third
                                                   Party Insurer, as applicable,
                                                   exercises its right to
                                                   purchase the remaining assets
                                                   of the issuing entity,

                                             o     the rate and timing of
                                                   payment defaults and losses
                                                   on the related mortgage
                                                   loans,

                                             o     repurchases of related
                                                   mortgage loans as a result of
                                                   material breaches of
                                                   representations and
                                                   warranties, and

                                             o     with respect to the senior
                                                   certificates, if there is
                                                   prefunding in the related
                                                   series and if funds are
                                                   required to be deposited in
                                                   the pre-funding account on
                                                   the closing date, by the
                                                   availability of subsequent
                                                   mortgage loans.

                                             Since distributions on the
                                             certificates are dependent upon the
                                             payments on the applicable mortgage
                                             loans, we cannot guarantee the
                                             amount of any particular payment or
                                             the amount of time that will elapse
                                             before the proceeds of the assets
                                             of the issuing entity are
                                             distributed on the certificates.

                                             See "Description of the
                                             Certificates -- Principal," and "
                                             -- Optional Termination" in the
                                             prospectus supplement relating to
                                             the applicable series of
                                             certificates for a description of
                                             the manner in which principal will
                                             be paid to the certificates. See
                                             "The Mortgage Pool -- Assignment of
                                             the Mortgage Loans" in the
                                             prospectus supplement relating to
                                             the applicable series of
                                             certificates for more information
                                             regarding the repurchase or
                                             substitution of mortgage loans.


The Certificates May Not Be Appropriate For  The certificates may not be an
Some Investors                               appropriate investment for
                                             investors who do not have
                                             sufficient resources or expertise
                                             to evaluate the particular
                                             characteristics of each applicable
                                             class of certificates. This may be
                                             the case because, among other
                                             things:

                                             o     the yield to maturity of
                                                   certificates purchased at a
                                                   price other than par will be
                                                   sensitive to the uncertain
                                                   rate and timing of principal
                                                   prepayments on the related
                                                   mortgage loans and the
                                                   creation of deferred interest
                                                   on any negative amortization
                                                   mortgage loans;

                                             o     the rate of principal
                                                   distributions on, and the
                                                   weighted average lives of,
                                                   the certificates will be
                                                   sensitive to the uncertain
                                                   rate and timing of principal
                                                   prepayments on the related
                                                   mortgage loans and the
                                                   priority of principal
                                                   distributions among the
                                                   classes of certificates in
                                                   the related series.
                                                   Accordingly, the certificates
                                                   may be an inappropriate
                                                   investment if you require a
                                                   distribution of a particular
                                                   amount of principal on a
                                                   specific date or an otherwise
                                                   predictable stream of
                                                   distributions; and


                                             o     a secondary market for the
                                                   certificates may not develop
                                                   or provide certificateholders
                                                   with liquidity of investment.

Balloon Mortgage Loans                       If so specified in the prospectus
                                             supplement relating to a series of
                                             certificates, the mortgage loans
                                             held by an issuing entity may
                                             include balloon loans, which are
                                             mortgage loans that do not provide
                                             for scheduled payments of principal
                                             that are sufficient to amortize the
                                             principal balance of the loan prior
                                             to maturity and which therefore
                                             will require the payment by the
                                             related borrower of a "balloon
                                             payment" of principal at maturity.
                                             Balloon loans involve a greater
                                             degree of risk because the ability
                                             of a borrower to make a balloon
                                             payment typically will depend upon
                                             the borrower's ability either to
                                             timely refinance the mortgage loan
                                             or timely to sell the related
                                             mortgaged property.


Seasoned Mortgage Loans                      If so specified in the prospectus
                                             supplement relating to the
                                             applicable series of certificates,
                                             the loan ages of some of the
                                             mortgage loans held by an issuing
                                             entity may be older than those of
                                             the other mortgage loans in that
                                             issuing entity or these mortgage
                                             loans may have been previously
                                             included in securitizations of the
                                             depositor and acquired upon
                                             exercise of an optional termination
                                             right. Generally, seasoned mortgage
                                             loans are believed to be less
                                             likely to prepay due to refinancing
                                             and are more likely to default than
                                             newly originated mortgage loans. In
                                             any case, the prepayment and
                                             default experience on well seasoned
                                             mortgage loans will likely differ
                                             from that on other mortgage loans.

Geographic Concentration Of Mortgaged        Issuing entities established by the
Properties Increases The Risk That           depositor have historically had a
Certificate Yields Could Be Impaired         significant portion of their
                                             mortgage loans secured by mortgaged
                                             properties that are located in
                                             California, and unless otherwise
                                             specified in the prospectus
                                             supplement relating to the
                                             applicable series of certificates,
                                             a significant portion of the
                                             mortgage loans will be secured by
                                             mortgaged properties that are
                                             located in California. Property in
                                             California may be more susceptible
                                             than homes located in other parts
                                             of the country to certain types of
                                             uninsurable hazards, such as
                                             earthquakes, floods, mudslides and
                                             other natural disasters. In
                                             addition,

                                             o     economic conditions in
                                                   states with significant
                                                   concentrations (which may or
                                                   may not affect real property
                                                   values) may affect the
                                                   ability of borrowers to repay
                                                   their loans;

                                             o     declines in the residential
                                                   real estate markets in states
                                                   with significant
                                                   concentrations may reduce the
                                                   values of properties located
                                                   in those states, which would
                                                   result in an increase in the
                                                   loan-to-value ratios; and

                                             o     any increase in the market
                                                   value of properties located
                                                   in states with significant
                                                   concentrations would reduce
                                                   the loan-to-value ratios and
                                                   could, therefore, make
                                                   alternative sources of
                                                   financing available to the
                                                   borrowers at lower interest
                                                   rates, which could result in
                                                   an increased rate of
                                                   prepayment of the mortgage
                                                   loans.

Hurricane Katrina May Pose Special Risks     At the end of August 2005,
                                             Hurricane Katrina caused
                                             catastrophic damage to areas in the
                                             Gulf Coast region of the United
                                             States.

                                             If Countrywide Home Loans is a
                                             seller, Countrywide Home Loans will
                                             represent and warrant as of the
                                             closing date that each mortgaged
                                             property (including each mortgaged
                                             property located in the areas
                                             affected by Hurricane Katrina) is
                                             free of material damage and in good
                                             repair. In the event of a breach of
                                             that representation and warranty,
                                             Countrywide Home Loans will be
                                             obligated to repurchase or
                                             substitute for the related mortgage
                                             loan. Any such repurchase would
                                             have the effect of increasing the
                                             rate of principal payment on the
                                             certificates. Any damage to a
                                             mortgaged property that secures a
                                             mortgage loan occurring after the
                                             closing date as a result of any
                                             other casualty event will not cause
                                             a breach of this representation and
                                             warranty.

                                             The full economic impact of
                                             Hurricane Katrina is uncertain but
                                             may affect the ability of borrowers
                                             to make payments on their mortgage
                                             loans. Initial economic effects
                                             appear to include:

                                             o     localized areas of nearly
                                                   complete destruction of the
                                                   economic infrastructure and
                                                   cessation of economic
                                                   activity,

                                             o     regional interruptions in
                                                   travel and transportation,
                                                   tourism and economic activity
                                                   generally, and

                                             o     nationwide decreases in
                                                   petroleum availability with a
                                                   corresponding increase in
                                                   price.

                                             We have no way to determine whether
                                             other effects will arise, how long
                                             any of these effects may last, or
                                             how these effects may impact the
                                             performance of the mortgage loans.
                                             Any impact of these events on the
                                             performance of the mortgage loans
                                             may increase the amount of losses
                                             borne by the holders of the related
                                             certificates or impact the weighted
                                             average lives of the related
                                             certificates.

You May Have Difficulty Reselling The        No market for any of the
Certificates                                 certificates will exist before they
                                             are issued. Any underwriters with
                                             respect to one or more classes of
                                             certificates may intend to make a
                                             secondary market in certain classes
                                             of the certificates, but if it does
                                             it will have no obligation to do
                                             so. We cannot assure you that a
                                             secondary market will develop or,
                                             if it develops, that it will
                                             continue. Consequently, you may not
                                             be able to sell your certificates
                                             readily or at prices that will
                                             enable you to realize your desired
                                             yield. The market values of the
                                             certificates are likely to
                                             fluctuate; these fluctuations may
                                             be significant and could result in
                                             significant losses to you.

                                             The secondary markets for mortgage
                                             backed securities have experienced
                                             periods of illiquidity and can be
                                             expected to do so in the future.
                                             Illiquidity can have a severely
                                             adverse effect on the prices of
                                             securities that are especially
                                             sensitive to prepayment, credit, or
                                             interest rate risk, or that have
                                             been structured to meet
                                             the investment requirements of
                                             limited categories of investors.

Inability To Replace Master Servicer Could   The structure of the servicing fee
Affect Collections and Recoveries On The     might affect the ability to find a
Mortgage Loans                               replacement master servicer.
                                             Although the trustee is required to
                                             replace the master servicer if the
                                             master servicer is terminated or
                                             resigns, if the trustee is
                                             unwilling (including for example
                                             because the servicing fee is
                                             insufficient) or unable (including
                                             for example, because the trustee
                                             does not have the systems to
                                             service mortgage loans), it may be
                                             necessary to appoint a replacement
                                             master servicer. Because the
                                             servicing fee is structured as a
                                             percentage of the stated principal
                                             balance of each mortgage loan, it
                                             may be difficult to replace the
                                             servicer at a time when the balance
                                             of the mortgage loans has been
                                             significantly reduced because the
                                             fee may be insufficient to cover
                                             the costs associated with servicing
                                             the mortgage loans and related REO
                                             properties remaining in the pool.
                                             The performance of the mortgage
                                             loans may be negatively impacted,
                                             beyond the expected transition
                                             period during a servicing transfer,
                                             if a replacement master servicer is
                                             not retained within a reasonable
                                             amount of time.

Rights Of Third Party Insurers               If there is a Third Party Insurer
                                             with respect to a particular series
                                             of certificates, unless the Third
                                             Party Insurer fails to make a
                                             required payment under the related
                                             policy and the failure is
                                             continuing or the Third Party
                                             Insurer is the subject of a
                                             bankruptcy proceeding (each such
                                             event, a "Third Party Insurer
                                             Default"), the Third Party Insurer
                                             may be entitled to exercise, among
                                             others, the following rights
                                             without the consent of holders of
                                             the related certificates, and the
                                             holders of the related certificates
                                             may exercise those rights only with
                                             the prior written consent of the
                                             Third Party Insurer:

                                             o     the right to provide
                                                   notices of master servicer
                                                   defaults and the right to
                                                   direct the trustee to
                                                   terminate the rights and
                                                   obligations of the master
                                                   servicer under the pooling
                                                   and servicing agreement upon
                                                   a default by the master
                                                   servicer,

                                             o     the right to remove the
                                                   trustee or any custodian
                                                   pursuant to the pooling and
                                                   servicing agreement, and

                                             o     the right to direct the
                                                   trustee to make
                                                   investigations and take
                                                   actions pursuant to the
                                                   pooling and servicing
                                                   agreement.

                                             In addition, unless a Third Party
                                             Insurer Default exists, that Third
                                             Party Insurer's consent may be
                                             required before, among other
                                             things,

                                             o     any removal of the master
                                                   servicer, any successor
                                                   servicer or the trustee, any
                                                   appointment of any
                                                   co-trustee,

                                             o     any otherwise permissible
                                                   waivers of prepayment charges
                                                   or extensions of due dates
                                                   for payment granted by the
                                                   master servicer with respect
                                                   to more than 5% of the
                                                   mortgage loans, or

                                             o     any amendment to the
                                                   pooling and servicing
                                                   agreement.

                                             Investors in the certificates other
                                             than those specified in the
                                             related prospectus supplement
                                             should note that:

                                             o     any insurance policy issued
                                                   by the Third Party Insurer
                                                   will not cover, and will not
                                                   benefit in any manner
                                                   whatsoever, their
                                                   certificates,

                                             o     the rights granted to the
                                                   Third Party Insurer may be
                                                   extensive,

                                             o     the interests of the Third
                                                   Party Insurer may be
                                                   inconsistent with, and
                                                   adverse to, the interests of
                                                   the holders of the
                                                   certificates, and the Third
                                                   Party Insurer has no
                                                   obligation or duty to
                                                   consider the interests of the
                                                   certificates in connection
                                                   with the exercise or
                                                   nonexercise of the Third
                                                   Party Insurer's rights, and

                                             o     the Third Party Insurer's
                                                   exercise of its rights and
                                                   consents may negatively
                                                   affect the certificates other
                                                   than those specified in the
                                                   related prospectus supplement
                                                   and the existence of the
                                                   Third Party Insurer's rights,
                                                   whether or not exercised, may
                                                   adversely affect the
                                                   liquidity of the
                                                   certificates, relative to
                                                   other asset-backed
                                                   certificates backed by
                                                   comparable mortgage loans and
                                                   with comparable payment
                                                   priorities and ratings.


Some statements contained in or incorporated by reference in this free writing prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.


                                The Mortgage Pool

General

         The depositor, CWMBS, Inc. (the "Depositor"), will purchase the mortgage loans in the mortgage pool (which are together referred to in this free writing prospectus supplement as the "Mortgage Loans") from Countrywide Home Loans, Inc. and/or one or more other sellers who may or may not be affiliated with Countrywide Financial Corporation (each of which is referred to in this free writing prospectus supplement as a seller and together they are referred to as the sellers), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the sellers, Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), the Depositor and The Bank of New York, as trustee (the "Trustee"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates.

         Under the Pooling and Servicing Agreement, Countrywide Home Loans and/or one or more sellers will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the Depositor, the applicable seller had good title to the Mortgage Loans sold by it. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans and/or the related seller will be obligated to repurchase or substitute a similar mortgage loan for any

Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. If Countrywide Home Loans is a seller, Countrywide Home Loans will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the accompanying prospectus. Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the Master Servicer with respect to the certificates are limited to the Master Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

Assignment of the Mortgage Loans

         Pursuant to the Pooling and Servicing Agreement, on the closing date, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the applicable CHL Mortgage Pass-Through Trust, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the later of the day of the month in which the certificates are issued an the date of origination for that Mortgage Loan (such date, the "Cut-off Date").

         In connection with the transfer and assignment of a Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor). With respect to up to 50% of the Mortgage Loans, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or any seller.

         The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans and/or the related seller does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), Countrywide Home
Loans and/or the related seller will be obligated to repurchase the related mortgage loan from the issuing entity. Rather than repurchase the mortgage loan as provided above, Countrywide Home Loans and/or the related seller may remove the mortgage loan (referred to as a "deleted mortgage loan") from the issuing entity and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

      o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the related seller in the Certificate Account and held for distribution to the certificateholders on the related distribution date (referred to as a "Substitution Adjustment Amount")),

      o if the deleted mortgage loan is an adjustable rate mortgage loan, have a maximum mortgage rate no lower than, and not more than 1% per annum higher than the maximum mortgage rate of the deleted mortgage loan,

      o if the deleted mortgage loan is an adjustable rate mortgage loan, have a minimum mortgage rate no lower than, and not more than 1% per annum higher than the minimum mortgage rate of the deleted mortgage loan,

      o if the deleted mortgage loan is an adjustable rate mortgage loan, have the same mortgage index and intervals between interest rate adjustment dates as the deleted mortgage loan, an initial periodic rate cap and a subsequent periodic rate cap each not more than 1% per annum lower than that of the deleted mortgage loan, and a gross margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

      o if the deleted loan is a negative amortization loan, have the same reset period, payment cap and payment reset provisions as the deleted mortgage loan,

      o have a current mortgage rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

      o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

      o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

      o comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a mortgage loan document.

         Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, above, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans held by the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan.

                         Servicing of the Mortgage Loans

General

         Countrywide Home Loans Servicing LP ("Countrywide Servicing" or the "Master Servicer") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will agree to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer will also agree to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related mortgage note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

         The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

         The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and Countrywide Home Loans (when required by the owner of the mortgage loans).

Countrywide Home Loans

         Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

         Except as otherwise indicated, references in the remainder of this free writing prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

         Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

         The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                              Consolidated Mortgage Loan Production
                                      --------------------------------------------------------------------------------------------
                                       Ten Months                                                                     Three Months
                                          Ended                              Years Ended                                 Ended
                                      December 31,                           December 31,                              March 31,
                                          2001            2002            2003            2004            2005           2006
                                      ------------    ------------    ------------    ------------    ------------    ------------
                                                       (Dollars in millions, except average loan amount)
Conventional Conforming Loans
------------------------------------
  Number of Loans .................        504,975         999,448       1,517,743         846,395         809,630         164,665
  Volume of Loans .................   $     76,432    $    150,110    $    235,868    $    138,845    $    167,675    $     32,068
     Percent of Total Dollar Volume           61.7%           59.6%           54.2%           38.2%           34.1%           31.0%
Conventional Non-conforming Loans
  Number of Loans .................        137,593         277,626         554,571         509,711         826,178         155,746
  Volume of Loans .................   $     22,209    $     61,627    $    136,664    $    140,580    $    225,217    $     48,204
     Percent of Total Dollar Volume           17.9%           24.5%           31.4%           38.7%           45.9%           46.6%
FHA/VA Loans
  Number of Loans .................        118,734         157,626         196,063         105,562          80,528          20,487
  Volume of Loans .................   $     14,109    $     19,093    $     24,402    $     13,247    $     10,712    $      2,878
     Percent of Total Dollar Volume           11.4%            7.6%            5.6%            3.6%            2.2%            2.8%
Prime Home Equity Loans
  Number of Loans .................        164,503         316,049         453,817         587,046         683,887         165,076
  Volume of Loans .................   $      5,639    $     11,650    $     18,103    $     30,893    $     42,706    $     11,063
     Percent of Total Dollar Volume            4.5%            4.6%            4.2%            8.5%            8.7%           10.7%
Nonprime Mortgage Loans
  Number of Loans .................         43,359          63,195         124,205         250,030         278,112          59,226
  Volume of Loans .................   $      5,580    $      9,421    $     19,827    $     39,441    $     44,637    $      9,205
     Percent of Total Dollar Volume            4.5%            3.7%            4.6%           11.0%            9.1%            8.9%
Total Loans
  Number of Loans .................        969,164       1,813,944       2,846,399       2,298,744       2,678,335         565,200
  Volume of Loans .................   $    123,969    $    251,901    $    434,864    $    363,006    $    490,947    $    103,418
  Average Loan Amount .............   $    128,000    $    139,000    $    153,000    $    158,000    $    183,000    $    183,000
  Non-Purchase Transactions(1) ....             63%             66%             72%             51%             53%             55%
  Adjustable-Rate Loans(1) ........             12%             14%             21%             52%             52%             50%
----------
(1) Percentage of total mortgage loan production (excluding commercial real estate) based on dollar volume.

Loan Servicing

         Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

      o     collecting, aggregating and remitting mortgage loan payments;

      o     accounting for principal and interest;

      o     holding escrow (impound) funds for payment of taxes and insurance;

      o     making inspections as required of the mortgaged properties;

      o preparation of tax related information in connection with the mortgage loans;

      o     supervision of delinquent mortgage loans;

      o     loss mitigation efforts;

      o foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

      o generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

         When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

         Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state-specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

         When a borrower prepays a Mortgage Loan on a date other than the date on which payments are due (each such date, a "Due Date"), the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and that prepayment could result in a shortfall in the amount of interest to be distributed to certificateholders. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related distribution date. However, as specified in the related prospectus supplement, the Master Servicing Fee on a distribution date will not be reduced by more than the portion of the Master Servicing Fee for that distribution date specified in that prospectus supplement (such reduction, "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the Master Servicer as Compensating Interest on the related distribution date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See "Description of the Certificates -- Interest" in the prospectus supplement relating to the applicable series of certificates.

Advances

         Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute available funds for distribution on that distribution date, an amount equal to:

      o the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee) which were due on the related Due Date and which were delinquent on the related determination date specified in the prospectus supplement; and

      o an amount equivalent to interest (net of the master servicing fee rate) on each mortgage loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property).

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on a determination date to make an advance, the advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

         An advance will be reimbursed from the payments on the mortgage loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

         Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

               Description of the Pooling and Servicing Agreement

         The following is a description of certain provisions of the Pooling and Servicing Agreement that are not described elsewhere in this free writing prospectus.

Events of Default; Remedies

         In addition to the events of default described in the prospectus, an event of default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the business day following the related distribution date for any advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the event of default has not been remedied, the trustee, but not certificateholders, may terminate the master servicer, and the trustee may do so without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the issuing entity, the depositor, may, without the consent of any of the certificateholders terminate the master servicer.

Certain Matters Regarding the Master Servicer, the Depositor and the Sellers

         The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

The Trustee

         The Bank of New York will be the trustee under the pooling and servicing agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans and any unaffiliated seller may maintain other banking relationships in the ordinary course of business with the trustee. The offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration or another address that the trustee may designate from time to time.

         The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

      o for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

      o for any action taken, suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel or believed by the trustee to be authorized or within the discretion or rights or powers that it has under the pooling and servicing agreement, or

      o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

         The trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the rating agencies identified as rating the certificates in the prospectus supplement to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

         The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each rating agency identified as rating the certificates in the prospectus supplement and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

            o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

            o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

            o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

         If the trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each rating agency identified as rating the certificates in the prospectus supplement.

         Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

         A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                                Static Pool Data

         Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200606.

         We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools has performed.

                  Yield, Prepayment and Maturity Considerations

General

         The effective yield to the holders of each class of certificates with an accrual period that does not end on the day immediately preceding each distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of that delay between interest accrual and monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

Prepayment Considerations and Risks

         The rate of principal payments on any class of certificates, the aggregate amount of distributions on the that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans, or alternatively the Master Servicer may be entitled to retain those amounts as additional master servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein.

         Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loan and any optional purchase of the remaining Mortgage Loans held by an issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, if purchasing principal only certificates and any other certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any notional amount certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

         The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on any Mortgage Loans for which Countrywide Home Loans or an affiliate is the seller. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 50% of the Mortgage Loans, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, Countrywide Home Loans and/or the related seller will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

         The Mortgage Loans may include fixed rate mortgage loans. In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. In the event that Mortgage Loans in any loan group with higher mortgage rates prepay at rates higher than other Mortgage Loans in any loan group, the applicable net rate cap, if any, may be lower than otherwise would be the case. As a result, the interest payable on the those classes of certificates affected by that net rate cap could be reduced. No assurance can be given as to the level of prepayment that any fixed rate mortgage loans will experience.

         The Mortgage Loans may include adjustable rate mortgage loans, some of which may be subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates. No assurance can be given as to the level of prepayment that the adjustable rate mortgage loans will experience.

         The mortgage loans may include negative amortization loans, some of which may be subject to lower introductory interest rates. As a result of the lower introductory interest rates, in a rising interest rate environment it is likely that these mortgage loans will accrue deferred interest if the related borrowers only make their scheduled monthly payments. The negative amortization feature of the mortgage loans may affect the yields on the certificates. As a result of the negative amortization of the mortgage loans, the pass-through rates on the offered certificates may be limited by an available funds cap, to the extent described in the related prospectus supplement. During periods in which the outstanding principal balance of a negative amortization mortgage loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each negative amortization mortgage loan provides for the payment of any remaining unamortized principal balance of that mortgage loan (due to the addition of deferred interest, if any, to the principal balance of that mortgage loan) in a single payment at the maturity of the mortgage loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization mortgage loans is greater than that associated with fully amortizing mortgage loans.

         Although the mortgage rates on adjustable rate mortgage loans (including negative amortization mortgage loans) are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the adjustable rate certificates of a series and will adjust by reference to the applicable mortgage index. Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index. The mortgage rate applicable to all or a portion of the adjustable rate mortgage loans and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date. Thus, if the related mortgage index value with respect to an adjustable rate mortgage loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap. In addition, certain of the adjustable rate mortgage loans may have mortgage rates that will not adjust for a substantial period of time after origination.

         The rate of prepayment may affect the pass-through rates on the certificates of a series. Prepayments of Mortgage Loans with mortgage rates in excess of any applicable net rate cap may reduce or limit the pass-through rate on the related classes of certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.

         The timing of changes in the rate of prepayments on the Mortgage Loans (and in particular, if the mortgage loans are negative amortization mortgage loans, the timing of changes in the rate of prepayments on the mortgage loans relative to the creation of deferred interest on the negative amortization mortgage loans) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

                                Tax Consequences

         The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

         All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                              ERISA Considerations

         Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

         In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

           See "ERISA Considerations" in the accompanying prospectus.

                             Index of Defined Terms


certificate index................................S-33
Compensating Interest............................S-28
Countrywide Financial............................S-25
Countrywide Home Loans...........................S-25
Countrywide Servicing............................S-24
Cut-off Date.....................................S-23
Deferred interest................................S-12
deleted mortgage loan............................S-23
Depositor........................................S-22
Due Date.........................................S-28
ERISA............................................S-34
excess interest..................................S-15
Exchange Act.....................................S-29
Exemption........................................S-34
Master Servicer............................S-22, S-24
Mortgage Loans...................................S-22
negative amortization loans......................S-12
overcollateralization............................S-15
Plan.............................................S-34
Pooling and Servicing Agreement..................S-22
replacement mortgage loan........................S-23
Substitution Adjustment Amount...................S-23
Third Party Insurer Default......................S-21
Trustee..........................................S-22

                                                                       Exhibit A
                                                                       ---------



                                   PROSPECTUS



           [Prospectus dated March 28, 2006 previously filed on EDGAR under file number 333-131662]